Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4, of our report dated March 28, 2025, relating to the financial statements of M3-Brigade Acquisition V Corp. as of December 31, 2024, and for the period from March 12, 2024 (inception) through December 31, 2024, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 5, 2025